UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 30, 2009

AMERISAFE, INC.

(Exact Name of Registrant as Specified in Charter)

Texas	000-51520	75-2069407
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2301 Highway 190 West

DeRidder, Louisiana 70634

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (337) 463-9052

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On November 30, 2009, AMERISAFE, Inc. (the “Company”) gave notice to the holders of outstanding shares of the Company’s Series C Convertible Deferred Pay Preferred Stock and Series D Non-Voting Convertible Deferred Pay Preferred Stock of the Company’s election to redeem all such shares. The redemption will be effective on December 31, 2009.

In accordance with the Company’s Articles of Incorporation, the redemption price for the Series C and Series D preferred stock is $103.50 per share, or a total of $25,875,000 for all outstanding shares. The Company will use available cash to fund the redemption.

At any time prior to the redemption date, preferred shareholders are entitled to convert their shares into common stock. The 250,000 outstanding shares of Series C and Series D preferred stock are convertible into 1,214,770 common shares. The redemption provides for a cash payment equivalent to $21.30 per common share. Given recent trading prices of the Company’s common stock, the Company expects the preferred shareholders to accept the cash redemption price rather than convert into common stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISAFE, INC.

By:	/S/ TODD WALKER
Todd Walker, Executive Vice President,
General Counsel and Secretary

Date: November 30, 2009